Exhibit 99.1 PRESS RELEASE, DATED MAY 16, 2018, OF ENERSYS REGARDING PRELIMINARY FINANCIAL
RESULTS FOR THE FOURTH QUARTER AND FULL YEAR FISCAL 2018

EnerSys Reports Preliminary Fourth Quarter and Full Year Fiscal 2018 Results

Reading, PA, USA, May 16, 2018 – EnerSys (NYSE: ENS), the global leader in stored energy solutions for industrial applications, announced today preliminary results for its fourth quarter and full year of fiscal 2018, which ended on March 31, 2018.

Please note that these results are preliminary, and, while management expects them to be our final results, they could change.

Net earnings attributable to EnerSys stockholders (“Net earnings”) for the fourth quarter of fiscal 2018 are expected to be $54.0 million, or $1.27 per diluted share, including a favorable highlighted net of tax impact of $1.5 million or $0.03 per share from highlighted items described in further detail in the tables shown below, reconciling non-GAAP adjusted financial measures to reported amounts. The $1.5 million net of tax impact includes a tax benefit of $9.6 million for the release of a foreign valuation allowance, partially offset by a $4.1 million tax expense related to the recently enacted Tax Cuts and Jobs Act (“Tax Act”).

Net earnings attributable to EnerSys stockholders for the fourth quarter of fiscal 2017 were $33.8 million, or $0.76 per diluted share, which included an unfavorable highlighted net of tax impact of $22.8 million or $0.52 per share from highlighted items described in further detail in the tables shown below.

Excluding these highlighted items, adjusted Net earnings per diluted share for the fourth quarter of fiscal 2018, on a non-GAAP basis, are expected to be $1.24, which meets the guidance of $1.20 to $1.24 per diluted share given by the Company on February 7, 2018. These earnings compare to the prior year fourth quarter adjusted Net earnings of $1.28 per diluted share. Please refer to the section included herein under the heading “Reconciliation of Non-GAAP Financial Measures” for a discussion of the Company’s use of non-GAAP adjusted financial information which include tables reconciling GAAP and non-GAAP adjusted financial measures for the quarters and twelve months ended March 31, 2018 and 2017.

Net sales for the fourth quarter of fiscal 2018 were $683.0 million, an increase of 9% from the prior year fourth quarter net sales of $626.8 million and a 4% sequential quarterly increase from the third quarter of fiscal 2018 net sales of $658.9 million. The increase in the current quarter compared to the prior year quarter was the result of a 5% increase in foreign currency translation impact, 3% increase in pricing and a 1% increase in organic volume. The 4% sequential quarterly increase was due to a 2% increase in foreign currency translation impact and a 1% increase in each organic volume and pricing.

Net earnings for the twelve months of fiscal 2018 are expected to be $119.6 million, or $2.77 per diluted share, including an unfavorable net of tax impact of $80.9 million or $1.88 per diluted share from highlighted items described in further detail in the tables shown below, reconciling non-GAAP adjusted financial measures to reported amounts. The $80.9 million net of tax impact includes an estimated net tax expense of $81.4 million comprised of a one-time transition tax expense of $97.5 million, a tax benefit related to the remeasurement of U.S deferred taxes of $14.1 million, and a tax benefit of $2.0 million related to the reduction of the fiscal 2018 effective federal tax rate of 31.5%, on account of the Tax Act.

Net earnings for the twelve months of fiscal 2017 were $160.2 million, or $3.64 per diluted share, which included an unfavorable net of tax impact of $48.9 million or $1.11 per share from highlighted items described in further detail in the tables shown below.

Adjusted Net earnings for the twelve months of fiscal 2018, on a non-GAAP basis, are expected to be $4.65 per diluted share. This compares to the prior year twelve months adjusted Net earnings of $4.75 per diluted share. Please refer to the section included herein under the heading “Reconciliation of Non-GAAP Financial Measures” for a discussion of the Company's use of non-GAAP adjusted financial information.

Net sales for the twelve months of fiscal 2018 were $2,581.8 million, an increase of 9% from the net sales of $2,367.1 million in the comparable period in fiscal 2017. This increase was the result of a 4% increase in pricing, a 3% increase in organic volume and a 2% increase in foreign currency translation impact.

“I am pleased with our fourth quarter performance and specifically in the Americas where we are experiencing strong demand for our thin plate pure lead batteries as customers recognize the value of these products,” stated David M. Shaffer, President and Chief Executive Officer of EnerSys. “Premium product sales in the fourth fiscal quarter exceeded 40% for the first time.  Also, while commodities, especially lead, continued to rise during a majority of our fourth quarter, the spot rate has since declined over 10%. This reduction in commodity costs will benefit our second fiscal quarter results. Selling prices should hold steady or even rise, allowing for margin improvement for our second fiscal quarter. As I have stated previously, as lead costs start to decline, we are able to recover previous increases. During fiscal 2018 we were able to fund investment in new product development and Digital Core with record cost savings of nearly $25 million. Our first quarter of fiscal 2019 guidance for non-GAAP adjusted net earnings per diluted share is $1.15 to $1.19, which excludes an expected charge of $0.06 from our restructuring programs, ERP system implementation and acquisition expenses.”

Reconciliation of Non-GAAP Financial Measures

This press release contains financial information determined by methods other than in accordance with U.S. Generally Accepted Accounting Principles, ("GAAP"). EnerSys' management uses the non-GAAP measure “adjusted Net earnings ” as applicable, in their analysis of the Company's performance. This measure, as used by EnerSys in past quarters and years, adjusts Net earnings determined in accordance with GAAP to reflect changes in financial results associated with the Company's restructuring initiatives and other highlighted charges and income items. Management believes the presentation of this financial measure reflecting these non-GAAP adjustments provides important supplemental information in evaluating the operating results of the Company as distinct from results that include items that are not indicative of ongoing operating results; in particular, those charges that the Company incurs as a result of restructuring activities, impairment of goodwill and indefinite-lived intangibles and other assets and those charges and credits that are not directly related to operating unit performance, such as fees and expenses related to acquisition activities, stock-based compensation of senior executives, significant legal proceedings, ERP system implementation and tax valuation allowance changes, including those related to the adoption of the Tax Cuts and Jobs Act. Because these charges are not incurred as a result of ongoing operations, or are incurred as a result of a potential or previous acquisition, they are not as helpful a measure of the performance of our underlying business, particularly in light of their unpredictable nature and are difficult to forecast.

Income tax effects of non-GAAP adjustments are calculated using the applicable statutory tax rate for the jurisdictions in which the charges (benefits) are incurred, while taking into consideration any valuation allowances. For those items which are non-taxable, the tax expense (benefit) is calculated at 0%.

This non-GAAP disclosure has limitations as an analytical tool, should not be viewed as a substitute for Net Earnings determined in accordance with GAAP, and should not be considered in isolation or as a substitute for analysis of the Company's results as reported under GAAP, nor is it necessarily comparable to non-GAAP performance measures that may be presented by other companies. Management believes that this non-GAAP supplemental information will be helpful in understanding the Company's ongoing operating results. This supplemental presentation should not be construed as an inference that the Company's future results will be unaffected by similar adjustments to Net Earnings determined in accordance with GAAP.

Included below is a reconciliation of non-GAAP adjusted financial measures to preliminary amounts. Non-GAAP adjusted Net Earnings are calculated excluding restructuring and other highlighted charges and credits. The following tables provide additional information regarding certain non-GAAP measures:

	Quarter ended
	(in millions, except share and per share amounts)
	March 31, 2018 (preliminary)		March 31, 2017
Net Earnings reconciliation
As reported Net Earnings	$54.0		$33.8
Non-GAAP adjustments:
Restructuring charges	4.5	(1)	2.1	(1)
Impairment of goodwill and indefinite-lived intangibles	—		14.0	(2)
Legal proceedings charge	—		6.7	(3)
ERP system implementation and other	1.2	(4)	1.1	(4)
Acquisition activity expense	0.2	(6)	0.3	(6)
Income tax effect of above non-GAAP adjustments	(1.9)		(1.4)
Reversal of foreign tax valuation allowance	(9.6)		—
Tax Act	4.1		—
Non-GAAP adjusted Net Earnings	$52.5		$56.6

Outstanding shares used in per share calculations
Basic	41,934,187		43,430,911
Diluted	42,441,647		44,221,143

Non-GAAP adjusted Net Earnings per share:
Basic	$1.25		$1.30
Diluted	$1.24		$1.28

Reported Net Earnings per share:
Basic	$1.29		$0.78
Diluted	$1.27		$0.76
Dividends per common share	$0.175		$0.175

The following table provides the regional allocation of the non-GAAP adjustments shown in the reconciliation above:

	Quarter ended
	($ millions)
	March 31, 2018 (preliminary)	March 31, 2017
	Pre-tax	Pre-tax
(1) Inventory adjustment relating to exit activities - Americas - (Cleveland, Ohio Facility)	$3.4	$—
(1) Restructuring and other exit charges - EMEA	0.9	1.8
(1) Restructuring charges - Asia	0.2	0.3
(2) Impairment of goodwill and indefinite-lived intangibles - Americas	—	9.3
(2) Impairment of goodwill and indefinite-lived intangibles - EMEA	—	4.7
(3) Competition investigations and related legal charges - EMEA	—	6.7
(4) ERP system implementation and other - Americas	1.2	1.1
(6) Acquisition activity expense - Americas	0.1	0.1
(6) Acquisition activity expense - EMEA	0.1	0.2
Total Non-GAAP adjustments	$5.9	$24.2

EMEA - Europe, Middle East and Africa

	Twelve months ended
	(in millions, except share and per share amounts)
	March 31, 2018 (preliminary)		March 31, 2017
Net Earnings reconciliation
As reported Net Earnings	$119.6		$160.2
Non-GAAP adjustments:
Restructuring charges	8.9	(1)	9.2	(1)
Impairment of goodwill and indefinite-lived intangibles	—		14.0	(2)
Legal proceedings charge	—		23.7	(3)
ERP system implementation and other	3.3	(4)	9.4	(4)
Deferred purchase consideration	—		(1.9)	(5)
Acquisition activity expense	0.9	(6)	0.7	(6)
Income tax effect of above non-GAAP adjustments	(4.0)		(4.9)
Reversal of foreign tax valuation allowance	(9.6)		—
Tax Act	81.4		—
Non-controlling partner's share of restructuring and exit charges - EMEA - South Africa joint venture	—		(1.3)
Non-GAAP adjusted Net Earnings	$200.5		$209.1

Outstanding shares used in per share calculations
Basic	42,612,036		43,389,333
Diluted	43,119,856		44,012,543

Non-GAAP adjusted Net Earnings per share:
Basic	$4.70		$4.82
Diluted	$4.65		$4.75

Reported Net Earnings per share:
Basic	$2.81		$3.69
Diluted	$2.77		$3.64
Dividends per common share	$0.70		$0.70

The following table provides the regional allocation of the non-GAAP adjustments shown in the reconciliation above:

	Twelve months ended
	($ millions)
	March 31, 2018 (preliminary)	March 31, 2017
	Pre-tax	Pre-tax
(1) Inventory adjustment relating to exit activities - Americas - (Cleveland, Ohio Facility)	$3.4	$0.9
(1) Restructuring charges - Americas	1.3	—
(1) Inventory adjustment relating to exit activities - EMEA - (South Africa joint venture)	—	2.1
(1) Restructuring and other exit charges - EMEA	4.0	5.5
(1) Restructuring charges - Asia	0.2	0.7
(2) Impairment of goodwill and indefinite-lived intangibles - Americas	—	9.3
(2) Impairment of goodwill and indefinite-lived intangibles - EMEA	—	4.7
(3) Competition investigations and related legal charges - EMEA	—	23.7
(4) ERP system implementation and other - Americas	3.3	9.4
(5) Deferred purchase consideration - Americas	—	(1.9)
(6) Acquisition activity expense - Americas	0.3	0.3
(6) Acquisition activity expense - EMEA	0.6	0.4
Total Non-GAAP adjustments	$13.1	$55.1

EMEA - Europe, Middle East and Africa

EnerSys also announced on May 2, 2018, that it will host a conference call to discuss the Company's fourth quarter and full fiscal year 2018 financial results and provide an overview of the business. The call will conclude with a question and answer session.

The call, scheduled for Thursday, May 31, 2018 at 9:00 a.m., Eastern Time, will be hosted by David M. Shaffer, Chief Executive Officer, and Michael J. Schmidtlein, Chief Financial Officer.

The call will also be Webcast on EnerSys' website. There will be a free download of a compatible media player on the Company’s website at http://www.enersys.com.

The conference call information is:

Date:	Thursday, May 31, 2018
Time:	9:00 a.m. Eastern Time
Via Internet:	http://www.enersys.com
Domestic Dial-In Number:	877-359-9508
International Dial-In Number:	224-357-2393
Passcode:	4228359

A replay of the conference call will be available from 12:00 p.m. on May 31, 2018 through midnight on June 30, 2018.

The replay information is:

Via Internet:	http://www.enersys.com
Domestic Replay Number:	855-859-2056
International Replay Number:	404-537-3406
Passcode:	4228359

For more information, contact Thomas O'Neill, Vice President and Treasurer, EnerSys, P.O. Box 14145, Reading, PA 19612-4145, USA. Tel: 610-236-4040 or by emailing investorrelations@enersys.com; Web site: www.enersys.com.

EDITOR'S NOTE: EnerSys, the global leader in stored energy solutions for industrial applications, manufactures and distributes reserve power and motive power batteries, battery chargers, power equipment, battery accessories and outdoor equipment enclosure solutions to customers worldwide. Motive power batteries and chargers are utilized in electric forklift trucks and other commercial electric powered vehicles. Reserve power batteries are used in the telecommunication and utility industries, uninterruptible power supplies, and numerous applications requiring stored energy solutions including medical, aerospace and defense systems. Outdoor equipment enclosure products are utilized in the telecommunication, cable, utility, transportation industries and by government and defense customers. The company also provides aftermarket and customer support services to its customers in over 100 countries through its sales and manufacturing locations around the world.

More information regarding EnerSys can be found at www.enersys.com.

Caution Concerning Forward-Looking Statements

This press release, and oral statements made regarding the subjects of this release, contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, or the Reform Act, which may include, but are not limited to, statements regarding EnerSys’ earnings estimates, intention to pay quarterly cash dividends, return capital to stockholders, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts, including statements identified by words such as “believe,” “plan,” “seek,” “expect,” “intend,” “estimate,” “anticipate,” “will,” and similar expressions. All statements addressing operating performance, events, or developments that EnerSys expects or anticipates will occur in the future, including statements relating to sales growth, earnings or earnings per share growth, order intake, backlog, payment of future cash dividends, execution of its stock buy back program, judicial or regulatory proceedings, and market share, as well as statements expressing optimism or pessimism about future operating results or benefits from either its cash dividend or its stock buy back programs, are forward-looking statements within the meaning of the Reform Act. The forward-looking statements are based on management's current views and assumptions regarding future events and operating performance, and are inherently subject to significant business, economic, and competitive uncertainties and contingencies and changes in circumstances, many of which are beyond the Company’s control. The statements in this press release are made as of the date of this press release, even if subsequently made available by EnerSys on its website or otherwise. EnerSys does not undertake any obligation to update or revise these statements to reflect events or circumstances occurring after the date of this press release.

Although EnerSys does not make forward-looking statements unless it believes it has a reasonable basis for doing so, EnerSys cannot guarantee their accuracy. The foregoing factors, among others, could cause actual results to differ materially from those described in these forward-looking statements. For a list of other factors which could affect EnerSys’ results, including earnings estimates, see EnerSys’ filings with the Securities and Exchange Commission, “Item 2. Management's Discussion and Analysis of Financial Condition and Results of Operations,” including “Forward-Looking Statements,” set forth in EnerSys’ Quarterly Report on Form 10-Q for the period ended December 31, 2017. No undue reliance should be placed on any forward-looking statements.